                                                                    EXHIBIT 10.3


                                LEASE AGREEMENT

                           NEWTON TECHNOLOGY CENTER

                               TABLE OF CONTENTS

ARTICLE 1 - LEASED PREMISES
     1.01           Leased Premises.
     1.02           Right of First Refusal
     1.03           Additional Provisions
     1.03(a)        Automatic Lease of Suite #200
     1.03(b)        Volleyball Court and Basketball Court

ARTICLE 2 - BASIC LEASE PROVISIONS
     2.01           Basic Lease Provisions.

ARTICLE 3 - TERM AND POSSESSION
     3.01           Term.
     3.02           Commencement.
     3.03           Lessee's Delay.
     3.04           Lessee's Possession.
     3.05           Confirmation of Dates.
     3.06           Holdover.
     3.07           Option To Extend Term

ARTICLE 4 - RENT AND SECURITY DEPOSIT
     4.01           Payment of Rent.
     4.02           Additional Rent.
     4.02(a)        Operating Expense Adjustment.
     4.02(b)        Cost of Living Adjustment.
     4.03           Security Deposit.
     4.04           Late Charge.

ARTICLE 5 - SERVICES
     5.01           Services.

ARTICLE 6 - USE AND OCCUPANCY
     6.01           Use.
     6.02           Care of the Leased Premises.
     6.03           Entry for Repairs and Inspections.
     6.04           Compliance with Laws; Rules of Building.
     6.05           Access to Building.
     6.06           Peaceful Enjoyment.
     6.07           Hazardous Substances

ARTICLE 7 - CONSTRUCTION, ALTERATIONS AND REPAIRS
     7.01           Construction.
     7.02           Alterations and Signs.
     7.03           Repairs by Lessor.
     7.04           Repairs by Lessee.
     7.05           Liability

ARTICLE 8 - CONDEMNATION, CASUALTY, INSURANCE AND INDEMNITY

     8.01           Condemnation.
     8.02           Damages from Certain Causes.
     8.03           Fire Clause.
     8.04           Lessee's Insurance Policies.
     8.05           Hold Harmless.
     8.06           Waiver of Subrogation Rights.
     8.07           Lessor's Insurance Policies.

ARTICLE 9 - LESSOR'S LIEN, DEFAULT, REMEDIES AND SUBORDINATION
     9.01           Default by Lessee.
     9.01(a)        Events of Default
     9.01(b)        Lessee's Default
     9.02           Non Waiver.
     9.03           Attorney's Fees.
     9.04           Subordination; Assignment; Estoppel Certificate.
     9.05           Attornment.

ARTICLE 10 - ASSIGNMENT AND SUBLEASE
     10.01          Assignment or Sublease.
     10.02          Assignment by Lessor.

ARTICLE 11 - NOTICES AND MISCELLANEOUS
     11.01          Notices.
     11.02          Miscellaneous.

ARTICLE 12 - ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES
     12.01          Entire Agreement and Limitation of Warranties.

EXHIBITS
     A-1            Floor Plan(s) of the Leased Premises
     A-2            The Land
     B              Acceptance of Leased Premises Memorandum
     C              Work Letter Agreement and Attachments
     C-1            Preliminary Plans
     D              Building Rules
     E              Form of Estoppel Certificate
     F              HVAC Schedule
     G              Option To Extend Term
     H              Right of First Refusal
     I              Rental Schedule
     J              Janitorial Services
     K              Suite #200

                                LEASE AGREEMENT


LESSOR: LMC INVESTMENTS, LLC, a N.C. limited liability company, and JOHN P. McCONNELL

LESSEE:   HAHT SOFTWARE, INC., a N.C. Corporation

DATE OF LEASE:  APRIL _____, 1999

================================================================================

THIS LEASE AGREEMENT (herein "Lease") is made and entered into by the Lessee and Lessor upon the terms and conditions set forth below.


                          ARTICLE 1 - LEASED PREMISES


1.01 Leased Premises.

     Lessor leases to Lessee and Lessee leases from Lessor certain space (herein "Leased Premises") set forth in Subsections (a), (b) and (c) of Paragraph 2.01 below and shown on the floor plan(s) attached hereto as Exhibit A-1 upon, subject to and with the benefit of the covenants, terms and provisions set forth in this Lease. The office building in which the Leased Premises is located, the land on which the office building is located (described as Phase I on Exhibit A-2 attached hereto), the parking facilities and all improvements and appurtenances to the building are collectively referred to herein as the "Building". The Building and any larger complex of which the Building is a part are collectively referred to herein as the "Project". As used herein, the term "Rentable Square Feet Area of Leased Premises" shall be construed to mean the occupied or Usable Square Feet Area of Leased Premises times the Common Area Percentage Factor.

     The Leased Premises are leased together with a non-exclusive license to use, in common with the Lessor and other tenants in the Building, those common areas necessary for access, ingress and egress. These areas include lobbies, restrooms, halls, stairways, elevators, drives, sidewalks and parking areas, along with any other areas which the Lessor may, but is not obligated to, designate for common use by tenants (herein "Common Areas"). Lessee shall observe all restricted parking areas designated by Lessor.

1.02 Right of First Refusal.    [      ] Election to include this provision in
this Lease.

     In the event the box above is initialed by the parties, then this Article 1 shall be deemed to be supplemented by and construed to include the terms and provisions of Exhibit H hereof. In the event the box above is not initialed by the parties, then this Paragraph 1.02 shall be deemed to be null and void and of no effect and Exhibit H shall be deleted in its entirety from this Lease.

1.03 Additional Provisions.

     1.03(a)    Automatic Lease of Suite #200.

             The parties acknowledge that certain space in the Building adjoining the Leased Premises is now leased to and will soon be occupied by Graydon Corporation (herein "Suite #200" and further described in Exhibit K hereof). The entire square footage of the Building is 52,266 square feet. The Building is comprised of Suite #100 containing 43,908 square feet (the Leased Premises) and Suite #200 containing 8,358 square feet. In accordance with the terms and provisions of this Lease, Lessee hereby leases Suite #100 containing 43,908 square feet commencing on the Term Commencement Date hereof. The Lessee has indicated to Lessor that it desires to occupy the entire Building (Suite #100 and Suite #200) and desires that Lessor relocate Graydon Corp. to another location in the Project. In consideration of and reliance upon Lessee's agreement to lease the entire Building (including Suite #200), the Lessor has agreed to relocate and intends to relocate said Graydon Corp. as soon as reasonably practical after completion of a new building to be constructed on the Project. Until such time as Graydon Corp. has been relocated to a new building, the Leased Premises shall be construed to be Suite #100 containing 43,908 square feet. At such time as the new building is complete, Lessor shall relocate Graydon Corp. to the said new building and give Lessee written notice of the date said relocation is complete (herein "Date of Relocation"). Ten days following the Date of Relocation of Graydon Corp. to the new building and the vacancy of Graydon Corp. from Suite #200 (but in no event sooner than April 1, 2000), (i) Lessee shall lease the entire Suite #200 (8,358 sq.ft.) and the Leased Premises as defined herein shall be automatically amended and deemed to include the entire Building (Suite #100 containing 43,908 square feet and Suite #200 containing 8,358 square feet), (ii) except as specifically stated herein, all terms and provisions of this Lease shall thereupon be in full force and effect with regard to both Suite #100 and Suite #200 to the same extent and with the same effect as if both Suite #100 and Suite #200 were included in the definition of Leased Premises upon the initial execution of this Lease, and (iii) the Monthly Base Rent of the Leased Premises shall be adjusted and increased by $11,666 per month to a total Monthly Base Rent of $72,955 per month and the Annual Base Rent shall be adjusted and increased by $139,997 per year to a total Annual Base Rent of $875,456 per year. The terms of this Paragraph 1.03(a) shall operate automatically and without further action by the parties.

     1.03(b)    Volleyball Court and Basketball Court.

             Lessor shall (i) construct a "sand" or beach-style volleyball court in the Project generally in the location shown on Exhibit H and (ii) convert the existing tennis court located in the Project into a basketball court. Said volleyball court and basketball court (herein "Courts") shall be maintained by Lessor and shall be for the common use and enjoyment of the Lessee and other tenants of the Building and Project, including the tenants of the additional buildings to be constructed on the Project in Phase II.


                      ARTICLE 2 - BASIC LEASE PROVISIONS


2.01 Basic Lease Provisions.

     The following provisions set forth various basic terms of this Lease and are sometimes referred to as the "Basic Lease Provisions".

     (a)  Building Name:      NEWTON TECHNOLOGY CENTER
          Address:            400 Newton Road, Raleigh, North Carolina 27615

     (b)  Floor(s) and Suite #:    First Floor, Suite #100

     (c)  Total Area of Building:  52,266 sq.ft.

          Usable Square Feet Area of Leased Premises:       43,908sq. ft.
          Common Area Percentage Factor:                         0%
          Rentable Square Feet Area of Leased Premises:     43,908sq. ft.

          NOTE: In accordance with the provisions of Paragraph 1.03(a) above, the Usable Square Feet Area of Leased Premises and Rentable Square Feet Area of Leased Premises shall increase to 52,266 sq.ft. upon the relocation of the existing tenant in Suite #200 (8,358 sq.ft. of leasable area).

          NOTE: In accordance with the provisions of Paragraph 7.01, the Usable Square Feet Area of Leased Premises and Rentable Square Feet of Leased Premises shall increase by an amount equal to the area of any mezzanine which may be constructed by the parties. The area of the mezzanine shall be determined at the time the same is constructed. The estimated area of the mezzanine is 1,200 square feet.

     (d)  Square Foot Rent:                  See Rental Schedule, Exhibit I
          Annual Base Rent:                  See Rental Schedule, Exhibit I
          Monthly Base Rent:                 See Rental Schedule, Exhibit I

     (e)  Base Operating Expense Factor:     $0.93

     (f)  Parking:                           N/A
          Monthly Rent per Parking Space:    N/A

     (g)  Term:                              72 months.
          Target Commencement Date:          August 1, 1999.
          Term Commencement Date:            As the same is defined in Paragraph
                                             3.02 below.

          Term Expiration Date:    The last day of the 72nd month following the
                                   Term Commencement Date.
          Option To Extend Term:   In the event the Lessor and Lessee elect to
                                   provide for an option to extend the term of this Lease in Paragraph 3.07 below, said term shall be so extended in accordance with the terms of said Paragraph and Exhibit G attached hereto and incorporated herein by reference.

     (h)  Security Deposit:   The amount of the security deposit shall be as
                              follows:

                              Lease Year 1        -      $183,865
                              Lease Year 2        -      $218,865
                              Lease Year 3 and 4  -      $145,910
                              Lease Year 5 and 6  -      $ 72,955

     (i)  Permitted Use:      Standard Office, Software Development, Marketing,
                              Training and related functions.

     (j)  Addresses for notices and other communication under lease:

          Lessor:   LMC Investments, LLC and John P. McConnell
                    c/o Tillett Development Company, Inc.
                    6729 Falls of Neuse Road
                    Raleigh, North Carolina 27615
                    FAX # (919) 676-9296

          Lessee:   HAHT Software, Inc.
                    400 Newton Road, Suite 100
                    Raleigh, North Carolina 27615
                    FAX # ___________________________________________________

     (k)  Right of First Refusal:  In the event the Lessor and Lessee elect to provide for a right of first refusal as set forth in Paragraph 1.02 above, said right of first refusal shall be so exercised in accordance with the terms of said Paragraph and Exhibit H attached hereto and incorporated herein by reference.

     (l)  Parking Spaces:          Lessor shall provide Lessee with a minimum of
                                   210 parking spaces.


                        ARTICLE 3 - TERM AND POSSESSION

3.01 Term.

     This Lease shall be and continue in full force and effect for the term set forth in Paragraph 2.01(g) above. Subject to the remaining provisions of this Article, the Term shall commence on the Target Commencement Date shown in Paragraph 2.01(g) and shall expire, without notice to Lessee, on the Term Expiration Date shown in Paragraph 2.01(g). Such Term, as it may be modified,
renewed and extended, is herein called the "Term".   Upon such expiration or
earlier termination of this Lease, Lessor shall have the right to re-enter and resume possession of the Leased Premises.

     As used in this Lease, "Lease Year" shall mean a period of twelve (12) consecutive full calendar months beginning with the Term Commencement Date hereof; provided, in the event the Term Commencement Date shall occur on a date other than the first day of a calendar month, then the first Lease Year shall be deemed to mean the period of twelve consecutive full calendar months beginning on the first day of the month immediately following the Term Commencement Date hereof and all succeeding Lease Years shall be for the same 12 month period. The final Lease Year shall begin on the same day of the year as prior Lease Years and shall end on the Term Expiration Date hereof. During any extension of this Lease, a Lease Year shall be determined and calculated for the Extended Term in the same manner as it was for the Initial Term. Also when the term "Lease Year" is used herein, it shall include Lease Years during the Initial Term hereof and during any Extended Term hereof.

3.02 Commencement.

     In the event all the work described in Exhibit C that is required to be performed by Lessor to prepare the Leased Premises for occupancy has been substantially completed and Lessor is otherwise able to tender possession of the Leased Premises to Lessee on the specified Target Commencement Date, then the Term Commencement Date shall be the same date as the Target Commencement Date set forth in Paragraph 2.01(g) above. Subject to Paragraph 3.03 hereof, if on the Target Commencement Date any of the work described in Exhibit C that is required to be performed by Lessor to prepare the Leased Premises for occupancy has not been substantially completed, or if Lessor is unable to tender possession of the Leased Premises to Lessee on the Target Commencement Date due to any other reason, then the Term Commencement Date (and commencement of installments of Base Rent) shall not be the same date as the Target Commencement Date and shall be postponed until such date as the work to be performed in the Leased Premises by Lessor is substantially completed and the Lessor is able to tender possession of the Leased Premises, and the postponement shall operate to extend the Term Expiration Date in order to give full effect to the stated duration of the Term. The deferment of installments of Base Rent shall be Lessee's exclusive remedy for postponement of the Term Commencement Date, and Lessor shall have no liability, obligation or indebtedness to Lessee as a result of any such delay and Lessee shall have no claim or right to damages, expenses
or costs as a result of any such delay.   Notwithstanding the above and
specifically subject to the provisions of Paragraph 11.02 below, in the event the Lessor is unable to tender possession of the Leased Premises to Lessee within 180 days of the Target Commencement Date due to any reason (specifically excepting delays resulting from delays described in Paragraph 11.02(x), delays or failure on the part of Lessee in furnishing information or other matters required in Exhibit C, from the delays or failure on the part of Lessee in completion of work, if any, that is to be performed by Lessee pursuant to Exhibit C, or any other reason within the control of the Lessee), then, in that event only the Lessee shall have the sole option to terminate this Lease, effective immediately, the security deposit shall be returned in full to the Lessee, and the parties released of any and all other further liability and obligation to the other pursuant hereto. Lessee's election to terminate shall be made by written notice delivered to Lessor. Said written notice shall be delivered to Lessor prior to the earlier of (i) notification by Lessor that the Leased Premises is ready for occupancy or (ii) thirty (30) days following the above-referenced 180 day period. Failure by Lessee to timely give said written notice shall be deemed a waiver and forfeiture of said option to terminate pursuant hereto and shall be deemed an absolute bar to any right of Lessee to terminate this Lease pursuant to this provision.

     In the event the Term Commencement Date is not the same as the Target Commencement Date as set forth above, the Lessor shall notify the Lessee of the Term Commencement Date upon Lessor's tender of possession of the Leased Premises. Said notification shall be made pursuant to Paragraph 3.05 and 11.01 below.

3.03 Lessee's Delay.

     No delay in the completion of the Leased Premises resulting (i) from delay or failure on the part of Lessee in furnishing information or other matters required in Exhibit C, or (ii) from the delay or failure on the part of Lessee in completion of work, if any, that is to be performed by Lessee pursuant to Exhibit C, shall delay the Term Commencement Date, Term Expiration Date or commencement of payment of Rent (as defined in Subsection 4.01 below).

3.04 Lessee's Possession.

     Notwithstanding the above, if, prior to the Term Commencement Date, Lessee shall enter into possession of all or any part of the Leased Premises, the Term, the payment of monthly installments of Base Rent and all other obligations of Lessee to be performed during the Term shall commence on, and the Term Commencement Date shall be deemed to be, the date of such entry; provided, no such early entry shall operate to change the Term Expiration Date.

3.05 Confirmation of Dates.

     The Term Commencement Date and Term Expiration Date shall be confirmed by Lessor to Lessee by written notification in a form the same or substantially similar to the Notification of Tender of Possession and Term Commencement Memorandum attached hereto as Exhibit B. In the event the Lessor fails to confirm to Lessee the above Term Commencement Date and Term Expiration Date as provided herein, then the Term Commencement Date shall be deemed to be the date of Lessee's first occupancy of the Leased Premises. Said failure by Lessor shall not operate to extend the Lease Term or be deemed a default hereof by Lessor.

3.06 Holdover.

     If Lessee shall remain in possession of the Leased Premises after the expiration or earlier termination of this Lease, Lessee shall be deemed a tenant-at-sufferance, terminable at any time on one (1) day's notice, and shall pay daily rent at 150% the per day Rent payable with respect to the last full calendar month immediately prior to the end of the Term or termination of this Lease, but otherwise shall be subject to all of the obligations of Lessee under this Lease. Additionally, Lessee shall pay to Lessor all damages (including consequential damages) sustained by Lessor as a result of the holding over by Lessee. In the event and only in the event the Lessor consents in writing to Lessee's possession of the Leased Premises after the expiration or earlier termination of this Lease, then the term of this Lease shall automatically become a month-to-month tenancy. Said tenancy shall be upon the same terms and conditions contained herein, except:

     (a) either party may thereafter terminate this Lease by giving the other party thirty (30) days written notice, and
     (b) the Monthly Rent during said month-to-month tenancy shall be equal to 103% of the Monthly Rent paid during the immediately preceding month.

3.07 Option To Extend.  [      ]  Election to include this provision in this
     Lease.

     In the event the box above is initialed by the parties, then this Article 3 shall be deemed to be supplemented by and construed to include the terms and provisions of Exhibit G hereof. In the event the box above is not initialed by the parties, then this Paragraph 3.07 shall be deemed to be null and void and of no effect and Exhibit G shall be deleted in its entirety from this Lease.


                     ARTICLE 4 - RENT AND SECURITY DEPOSIT


4.01 Payment of Rent.

     As used in this Lease, "Rent" shall mean the Base Rent (as defined in Paragraph 2.01(d) above and Schedule I below), Additional Rent (as defined in Paragraph 4.02 below) and all other amounts required to be paid by Lessee in
this Lease.   Lessee agrees to pay to Lessor Rent throughout the Term in the amount of the Base Rent, all Additional Rent (if any) and other amounts required hereunder. Rent shall be payable in monthly installments in advance and without demand, deduction or set-off, on the first day of each and every calendar month during the Term. If the Term Commencement Date is not the first day of a month, Lessee shall be required to pay on the Term Commencement Date a prorata portion of the Monthly Base Rent for the first partial month of the Term.

     The Rent shall be paid at the times and in the amounts provided herein in legal tender of the United States of America to Lessor at its address specified in Subsection 2.01(j) above, or to such other person or at such other address as Lessor may from time to time designate in writing. The Rent shall be paid without notice, demand, abatement, deduction or set-off except as may be expressly set forth in this Lease.

4.02 Additional Rent.

     As used in this Lease, "Additional Rent" shall mean the total of the "Operating Expense Adjustment", the "Cost of Living Adjustment", as such terms are defined below, and any other amounts in addition to Base Rent which Lessee is required to pay to Lessor under this Lease.

     4.02(a)    Operating Expense Adjustment.

             If the Operating Expenses (defined below) for the Building for any calendar year, expressed on a per square foot basis, exceed the Base Operating Expense Factor specified in Subsection 2.01(e) above, Lessee shall pay to Lessor increased Rent (herein "Operating Expense Adjustment") in an amount equal to the product of such excess (expressed on a square foot basis) times the Rentable Square Feet Area of Leased Premises as stated in Subsection 2.01(c). The Operating Expense Adjustment shall be payable in monthly installments on the first day of each calendar month based on Lessor's estimate of the Operating Expenses for the then current year. Lessor may at any time give Lessee written notice specifying Lessor's estimate of the Operating Expenses for the then current calendar year or the subsequent calendar year and specifying the Operating Expense Adjustment to be paid by Lessee for each such year. Within one hundred twenty (120) days after the end of each calendar year, Lessor shall give written notice to Lessee specifying the actual Operating Expenses for the prior calendar year and any necessary adjustment to the Operating Expense Adjustment paid by Lessee for that calendar year. Lessee shall pay any deficit amount to Lessor within fifteen (15) days after receipt of Lessor's written notice. Any excess payment by Lessee for the prior calendar year shall reduce the Operating Expense Adjustment for the following calendar year. The provisions of this paragraph shall survive the cancellation or termination of this Lease.

             The term "Operating Expenses" shall mean and be limited to all taxes and assessments and governmental charges, whether federal, state, county, or municipal, and whether by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, including all taxes levied or assessed against or for leasehold improvements and any other taxes and assessments attributable to the Building and/or the operation thereof, excluding, however, federal and state taxes on Lessor's income, but including all rental, sales, use and occupancy taxes or other similar taxes, if any, levied or imposed by any city, state, county, or other governmental body having jurisdiction.

     4.02(b)    Cost of Living Adjustment.

             At the commencement of the second Lease Year during the Term, the Monthly Base Rent for each month of the second Lease Year shall be increased by an amount equal to four percent (4%) of the Monthly Base Rent for the last month of the first Lease Year in accordance with the following formula: Monthly Base Rent for each month of the second Lease Year = Monthly Base Rent for the last month of the first Lease Year times 104%. The Monthly Base Rent shall be similarly increased at the commencement of each successive Lease Year by an amount equal to four percent (4%) of the Monthly Base Rent for the last month of the immediately preceding Lease Year. The Lessee shall adjust its payments of Monthly Base Rent accordingly beginning on the first day of the first month in each respective Lease year.

4.03 Security Deposit.

     Lessee shall deliver to Lessor on the date Lessee executes this Lease a Letter of Credit as a Security Deposit specified in Paragraph 2.01(i) above. Said Letter of Credit shall be a standby, irrevocable letter of credit, in an amount equal to the Security Deposit specified in Paragraph 2.01(i) above, in a form and substance acceptable to Lessor and drawn upon a bank acceptable to Lessor, payable to Lessor as Beneficiary upon written demand of Lessor alleging:
(i) default by Lessee in its performance of the terms and provisions of this Lease, (ii) notification of said default pursuant to this Lease by Lessor to Lessee, and (iii) failure by Lessee to cure said default within the respective cure period set forth in this Lease. The term of the Letter of Credit (as Security Deposit) shall be for the full term of this Lease plus 30 days. The Letter of Credit (as Security Deposit) shall be held by Lessor as security for the faithful performance by Lessee of all of the provisions of this Lease to be performed or observed by Lessee. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may demand payment on said Letter of Credit (as Security Deposit) and use, apply or retain all or any portion of thereof: (i) for the payment of any unpaid Base Rent, Additional Rent, or other sums, obligations, charges or fees due hereunder by Lessee to Lessor which is in default, (ii) for the payment to Lessor of any sums due Lessor from Lessee hereunder or for the payment to Lessor for any sums expended by Lessor as a result of Lessee's default, and
(iii) for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, without prejudice to any other remedy or remedies at law or in equity which Lessor may have on account thereof. If Lessor so uses or applies all or any portion of the Letter of Credit (as Security Deposit), Lessee shall within ten (10) days after demand therefore deposit cash or a letter of credit with Lessor in an amount sufficient to restore the Security Deposit to the full amount thereof. Lessee's failure to do so shall be a material breach of this Lease and shall constitute a Default herein.

     Such Security Deposit shall not be considered an advance payment of rental or a measure of Lessor's damages in case of default by Lessee.

     In the event the Lessor sells and conveys title to the Leased Premises to a third party purchaser, the Lessor may transfer Lessee's Letter of Credit (as Security Deposit) to said purchaser and be relieved of any further responsibility for the care of and accounting for Lessee's Security Deposit. In such event the purchaser shall be bound by the terms and conditions of this Lease and the Lessee shall look solely to the purchaser for a return of and accounting for said deposit.

4.04 Late Charge.

     If Lessee fails or refuses to timely pay any installment of Rent when due and said non-payment continues for a period of ten (10) days following written notification of non-payment by Lessor, Lessor, at Lessor's option, shall be entitled to collect a late charge of five percent (5%) of the amount of the late payment to compensate Lessor for the additional expense involved in handling delinquent payments and not as interest. If Lessee fails or refuses to timely pay any installment of Rent within 30 days of its due date, Lessor, at Lessor's option, shall be entitled to collect interest on the delinquent payment(s) from the due date thereof at the rate of the lesser of 18% per annum or the maximum then allowed by law. If the payment of a late charge required by this Section is found to constitute interest notwithstanding the contrary intention of Lessor and Lessee, the late charge shall be limited to the maximum amount of interest that lawfully may be collected by Lessor under applicable law, and if any payment is determined to exceed such lawful amount, the excess shall be applied to any unpaid Rent then due and payable hereunder and/or credited against the next succeeding installment of Rent payable hereunder. If all Rent payable hereunder has been paid in full, any excess shall be refunded to Lessee. Lessee shall reimburse Lessor for any processing fees charged to Lessor as a result of Lessee's checks having been returned for insufficient funds.

     The Lessee shall pay to Lessor an additional charge of three percent (3%) of the amount of any check or bank draft given by Lessee to Lessor in satisfaction (in whole or in part) of any obligation hereunder which is not honored or paid when first presented to Lessee's bank by Lessor.


                             ARTICLE 5 - SERVICES

5.01 Services.

     Lessor shall furnish Lessee while occupying the Leased Premises:

     (a) Subject to curtailment as required by governmental laws, rules or regulations, central heat and air conditioning in season, elevator service, janitorial services as set forth in Exhibit J, and routine maintenance and electric lighting service for all public areas and special service areas of the Building in the manner and to the extent deemed by Lessor to be standard. Failure by Lessor to any extent to furnish these services, or any cessation thereof, resulting from causes beyond the control of Lessor shall not render Lessor liable in any respect for damages to either person or property, nor be construed as an eviction of Lessee, nor work an abatement of rent, nor relieve Lessee from its obligation to fulfill any covenant or agreement hereof. Should any of Lessor's equipment or machinery break down, or for any cause cease to function properly, Lessor shall use reasonable diligence during normal business hours to repair same promptly, but Lessee shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom.

     Lessor may install energy-saving devices for the purpose of an efficient, economical provision of electric and HVAC service to the Building, including without limitation, timers, on-off switches, zoning, variable air handling facilities and other energy-saving devices. Lessee shall cooperate in all reasonable means and manner with the Lessor to reduce the cost of electric and HVAC service to the Building.

     (b) Proper electrical facilities to furnish sufficient power for personal computers, fax machines, desktop computer printers, calculating machines and other machines of similar low electrical consumption, but not including electricity required for equipment which (singly) consumes more than standard equipment found in software development businesses. Lessee shall pay to Lessor, monthly as billed, such charges as may be separately metered or as Lessor's engineer shall reasonably compute for any electrical service usage in excess of that stated above. If Lessee uses any heat generating machines, equipment, fixtures or other devices of any nature whatsoever in the Leased Premises which affect the temperature otherwise maintained by the Building standard air conditioning, Lessee shall pay the additional cost necessitated by Lessee's use of such machines, equipment, fixtures or other devices, including the cost of installation of any necessary additional air conditioning equipment and the cost of operation and maintenance thereof.


                         ARTICLE 6 - USE AND OCCUPANCY


6.01 Use.

     The Lessee shall examine the Leased Premises before taking possession.
The Lessee and Lessor shall prepare a "punchlist" of construction items of said tenant improvements which may be incomplete or need repair. Lessor shall use due diligence to complete or repair all "punchlist items within 30 days of the
inspection.   Subject to the completion of the "punchlist items",  Lessee's entry into possession shall constitute conclusive evidence, as against the Lessee, that Lessee accepts the Leased Premises "as is" and that the Leased Premises was in good order and satisfactory condition. Neither Lessor, nor its agents, representatives or employees have made or hereby makes any representations or warranties as to the condition of the Leased Premises. The Leased Premises are to be used and occupied by Lessee (and its permitted assignees, subtenants, invitees, customers, and guests) solely for the purpose specified in Subsection 2.01(j); provided, however, that Lessee may change such purpose upon Lessor's prior written agreement. Lessor shall not unreasonably withhold or delay said consent; provided, said change of use is consistent with the purpose of the Project as a technology campus, specializing in small to medium size, software development, marketing and training business's.

     Lessee shall comply with all applicable laws, ordinances, orders and regulations prescribed by lawful authority relating to the Leased Premises and the Building, including (but not limited to) those concerning cleanliness, safety, occupancy and use of the Leased Premises. Lessee shall not do or permit to be done in, on or about the premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance, or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by the standard form of fire insurance policy or will in any way increase the existing rate of or affect any fire or other insurance upon the Building or cause a cancellation of any part thereof or any of its contents.
In the event the use does increase the existing rate of any fire or other insurance upon the Building or liability, Lessee shall reimburse the Lessor the amount of said increase. Lessee shall not do or permit anything to be done in or about the Leased Premises which will in any way obstruct or interfere with the rights of other tenants in the Building, or injure them, or use or allow the Leased Premises to be used for any improper, immoral, unlawful or objectionable purpose. Nor shall Lessee cause, maintain or permit any nuisance in, on or about the Leased Premise. Lessee agrees not to occupy or use, or permit any portion of the Leased Premises to be occupied or used for any business or purpose which is unlawful, disreputable or deemed to be extra-hazardous on account of fire or exposure to or interference from electromagnetic rays and/or fields. Lessee further agrees to conduct its business and control its agents, employees and invitees in such manner as not to create any nuisance, or interfere with, or disturb any other tenant or Lessor in its operation of the Building.

6.02 Care of the Leased Premises.

     Lessee shall not commit or allow to be committed any waste or damage to any portion of the Leased Premises or the Building and, at the expiration or earlier termination of this Lease, by lapse of time or otherwise, Lessee shall deliver up the Leased Premises to Lessor in as a good condition as existed on the date of possession by Lessee, ordinary wear and tear excepted.

6.03 Entry for Repairs and Inspection.

     Provided the Lessor has made a reasonable attempt to notify the Lessee (or Lessee's designated representatives), Lessor may at all reasonable times enter the Leased Premises for any reasonable business purpose including, but not limited to the following:

     (a)  To inspect or protect the Leased Premises.
     (b) To effect compliance with any law, order or regulation of any lawful authority.
     (c)  To make or supervise repairs, alterations or addition.
     (d) To exhibit the Leased Premises to prospective tenants, purchasers or other persons.
     (e) To alter or otherwise prepare the Leased Premises for re-occupancy at any time after Lessee has vacated the Leased Premises.
     (f) Determine whether Lessee is complying with all its obligations hereunder.
     (g)  Supply any service to be provided by Lessor to Lessee hereunder.
     (h)  Post notices of non-responsibility.
     (i) Post leasing signs of reasonable size upon the Leased Premises during the last 180 days of the term hereof. Provided such wording accurately reflects the factual situation, said leasing signs shall read "To Lease - Current Tenant Relocating".
     (j) Make repairs required of or optional to Lessor under the terms hereof or repairs to any adjoining space or utility services or make repairs, alterations or additions to the Leased Premises or any other portion of the Building; provided, however, that all such work shall be done
          (i) as promptly as reasonably possible, (ii) so as to cause as little interference to Lessee as reasonably possible, (iii) when practical and reasonable, with advance notice to Lessee and at a time compatible with Lessee's business operations, and (iv) so that any repairs, alterations, or additions to the Leased Premises shall, when completed, not materially and adversely affect Lessee's use of the premises. Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee's business, any loss of occupancy or quiet enjoyment of the Leased Premises. Lessor shall at all times have and retain a key, code, card or switch with which to unlock all of the doors in, on and about the premises (excluding Lessee's vaults, safes, and similar areas designated in writing by Lessee in advance) and Lessor shall have the right to use any and all means which Lessor may deem proper to open such doors in an emergency in order to obtain entry to the Leased Premises.

     Any entry to the Leased Premises by Lessor by any means after Lessor's reasonable attempt to notify the Lessee (or Lessee's designated representatives), whether or not specifically authorized by the Lessee, shall not under any circumstances be construed or deemed to be (i) a forcible or unlawful entry into or a detainer of the Leased Premises, (ii) an eviction, actual or constructive, of Lessee from the Leased Premises, (iii) a deprivation of the Lessee's right hereunder or by law, (iv) an alteration or modification of the obligations of the Lessee hereunder, or (v) a creation of any right in the Lessee adverse to the Lessor's interest.

     Lessee shall reasonably permit Lessor and its contractors, agents and representatives to enter into and upon any part of the Leased Premises at all reasonable hours. Lessee shall not be entitled to any abatement or reduction of Rent by reason of any such entry.


6.04 Compliance with Laws; Rules of Building.

     Lessee shall comply with and Lessee shall cause its visitors, employees, contractors, agents and invitees to comply with, all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) relating to the use, condition or occupancy of the Leased Premises, including, without limitation, all local, state and federal environmental laws, and the rules of the Building reasonably adopted and altered by Lessor from time to time, all of which Building rules will be sent by Lessor to Lessee in writing and shall thereafter be carried out and observed by Lessee, its employees, contractors, agents, invitees and visitors. The initial rules of the Building are attached hereto as Exhibit D.

6.05 Access to Building.

     Lessee shall have the right to access to the Building after normal business hours and Lessor shall not be liable to Lessee for, and shall be indemnified by Lessee against, liability and loss to Lessee, its agents, employees and visitors, arising out of losses due to theft, burglary and damage and injury to persons and property caused by persons gaining access to the Building or Leased Premises, and Lessee waives and releases Lessor from all liability relating thereto. Lessor expressly reserves the right, in its sole discretion, to temporarily or permanently change with the knowledge and prior consent, the location of, close, block and otherwise alter any entrances, corridors, skywalks, tunnels, doorways and walkways leading to or providing access to the Building or any part thereof and otherwise restrict the use of same provided such activities do not unreasonably impair Lessee's access to the Leased Premises. Lessor shall not incur any liability whatsoever to Lessee as a consequence thereof. Such activities shall not be deemed to be a breach of any of Lessor's obligations hereunder. Lessor agrees to notify, or exercise reasonable and due diligence to attempt to notify, Lessee a reasonable time in advance of any alterations, modifications or other actions of Lessor under this Section.

6.06 Peaceful Enjoyment.

     Lessor covenants that Lessee shall and may peacefully have, hold and enjoy the Leased Premises without interference from any party claiming by or through Lessor, subject to the terms of this Lease, provided Lessee pays the Rent and other sums required to be paid by Lessee and performs all of Lessee's covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Lessor contained in this Lease shall be binding upon Lessor and its successors only with respect to breaches occurring during its and their respective ownership of Lessor's interest in the Building. Lessor shall not be responsible for the acts or omissions of any other lessee or third party that may interfere with Lessee's use and enjoyment of the Leased Premises; provided, however, that Lessor shall use its best efforts to enforce the rules and regulations of the Building.

6.07 Hazardous Substances.

     The term "Hazardous Substances", as used herein, shall include, without limitations, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyes (PCB's), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority. Lessee shall not cause or permit to occur:

     (k) Any violation of any federal, provincial, state, county or municipal law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under, or about the Leased Premises, or arising out of Lessee's use or occupancy of the Leased Premises, including without limitation, soil and ground water conditions; or
     (l) Except in strict compliance with all applicable Laws (as defined below), the use, generation, release, manufacture, refining, production, processing, storage, or disposal of Hazardous Substances on, under, or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substance.

     Lessee shall, at Lessee's sole expense, comply with all laws, ordinances and regulations now or hereafter enacted during the Term of this Lease regulating the use, generation, storage, transportation, or disposal of Hazardous Substances (herein "Laws") and make all submissions to, provide all information required by and comply with all requirements of all governmental or regulatory authorities (herein "Authorities") under the Laws arising from or in connection with Lessee's obligations hereunder. Should any Authority or any third party demand that a clean-up plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs at any time from Lessee's use or occupancy of the Leased Premises, then Lessee shall, at Lessee's sole expense, prepare and submit the required plans and all related bonds and other financial assurances and perform and complete any and all such clean-up plans and operations.

     Lessee shall indemnify, defend and hold Lessor (and all agents, employees, owners, representatives and officers of Lessor) free and harmless of and from all fines, suits, procedures, claims and actions of every nature and kind, and all costs and expenses associated therewith or arising directly or indirectly therefrom (including attorney's and consultant's fees) or in any way connected with any deposit, spill, discharge, release or storage of Hazardous Substances that occurs at or from the Leased Premises during the Term of this Lease, or which arises at any time from Lessee's use or occupancy of the Leased Premises or failure to provide all information, make all submissions and take all steps required by all Authorities under the Laws and all other environmental laws. Lessee's obligations and liabilities hereunder shall survive the termination of this Lease.


               ARTICLE 7 - CONSTRUCTION, ALTERATIONS AND REPAIRS


7.01 Construction.

     Prior to the start of the Term, Lessor shall, using Lessor's contractors and Building Standard materials and finishes, construct tenant improvements in the Leased Premises in accordance with the Work Letter Agreement set forth in Exhibit C, which is attached hereto and incorporated herein by reference in its entirety. The cost of said tenant improvements shall be borne as follows:

          (a) The Lessor hereby provides Lessee with an allowance of $20.00 per square foot of Usable Square Feet Area of Leased Premises. Lessor shall contribute this sum towards the plans, permit fees and construction costs for tenants improvements on a prorata basis with Lessee's contribution for such costs.
          (b) The Lessee shall pay all other costs and expenses incurred or arising from the construction of tenant improvements at the time the same are incurred.

     Prior to commencement of construction of tenant improvements, the costs of said improvements shall be (i) specifically identified and quantified as much as
reasonably possible and (ii) approved by Lessor and Lessee.   Notwithstanding
any provision herein to the contrary and in addition to any other provisions herein, in the event costs and expenses are incurred by Lessor in the completion (or partial completion) of tenant improvements pursuant hereto and Lessee defaults in its performance of its obligations and duties set forth in this Lease Agreement, then the Lessee shall immediately pay to and reimburse Lessor for all costs and expenses Lessor has incurred as a result of the completion (or partial completion) of said tenant improvements (including without limitation, the funds expended by Lessor pursuant to sub-paragraph 7.01(a) above).

     In addition to the tenant improvements otherwise shown or described herein, Lessor and Lessee may agree to construct a mezzanine or partial second floor in the area previously used as a gymnasium contemporaneously with the Lessee's tenant improvements. In the event the parties agree to so construct the mezzanine, then the Lessor shall be responsible for constructing the floor of the mezzanine and the Lessee shall be responsible for constructing the remainder of the space in accordance with plans for the same acceptable to the parties to be prepared subsequent to the date of this Lease. Also in the event the mezzanine is constructed, the Base Rent of the Leased Premises shall be adjusted and increased by an amount equal to the square footage of the additional space in the mezzanine times $16.75 per square foot.

7.02 Alterations and Signs.

     Lessee shall make no alterations, installations, additions or improvements in, on or to the Leased Premises without Lessor's prior written consent, such consent not to be unreasonably withheld or delayed. All such work shall be designed and made in a manner, and by architects, engineers, workmen and contractors, satisfactory to Lessor. Unless otherwise agreed to in writing by the parties, all alterations, installations, additions and improvements (including, without limitation, paneling, partitions, millwork and fixtures) made by or for Lessee to the Leased Premises shall remain upon and be surrendered with the Leased Premises and become the property of Lessor at the expiration or termination of this Lease or the termination of Lessee's right to possession of the Leased Premises; provided, Lessor may require Lessee to remove any or all of such items that are not Building standard upon the expiration or termination of this Lease or the termination of Lessee's right to possession of the Leased Premises in order to restore the Leased Premises to the condition existing at the time Lessee took possession. Lessee shall bear the costs of removal of Lessee's property from the Building and of all resulting repairs thereto. All work performed by Lessee with respect to the Leased Premises shall:

     (a) not alter the exterior appearance of the Building or adversely affect the structure, safety, systems or services of the Building;
     (b) comply with all Building safety, fire and other codes and governmental and insurance requirements;
     (c) not result in any usage in excess of Building standard of water, electricity, gas, heating, ventilating or air conditioning, (either during or after such work) unless prior written arrangements satisfactory to Lessor are entered into;
     (d)  be completed promptly and in a good and workmanlike manner;
     (e) be performed in such a manner that does not cause interference or disharmony with any labor used by Lessor, Lessor's contractors or mechanics or by any other tenant or such other tenant's contractors or mechanics; and
     (f) not cause any mechanic's, materialman's or other similar liens to attach to Lessee's leasehold estate.

     Lessee shall not permit, or be authorized to permit, any liens (valid or alleged) or other claims to be asserted against the Building, Lessor or Lessor's rights, estates and interests with respect to the Building or this Lease in connection with any materials furnished to or work done by or on behalf of Lessee, and Lessee shall indemnify and hold Lessor harmless against any such liens. In the event that Lessee shall not, within sixty (60) days following the imposition of any such lien, cause the same to be released of record, Lessor shall have, in addition to all other remedies provided herein and by law, the right but not the obligation to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Lessor for such purpose, and all expenses incurred by it in connection therewith including, without limitation, any late charges, attorney's fees, court costs, and expenses of litigation, plus simple interest thereon at the rate of twelve percent (12%) per annum, shall be payable to Lessor by Lessee on demand. Nothing in this Lease shall be construed in any way as constituting the consent or request of Lessor, expressed or implied, by inference or otherwise, to any contractor, subcontractor, laborer, or materialmen, for the performance of any labor, or the furnishing of any materials for any specific improvements, alteration and repair of or to the premises or giving the Lessee the right, power, or authority, to contract for or permit the rendering of any service or the furnishing of any material that would give rise to the filing of any mechanic's lien against the premises.

     Lessor shall have the right to post and keep posted on the Leased Premises any notices that may be provided by law or which Lessor may deem to be proper for the protection of Lessor, the Leased Premises and the Building from such liens, and Lessee shall give Lessor at least five (5) days prior written notice of the date of commencement of any construction on the premises in order to permit the posting of such notices.

     Lessee shall not fix, paint, print or display any sign, name, legend, notice or advertisement: (i) on the exterior of the Leased Premises or Building, or (ii) on the Building grounds, or (iii) in such place or location inside the Leased Premises or Building as to visible from the exterior, without the Lessor's prior written consent thereto. All exterior decor and exposed sides of drapes, blinds, shutters and other window treatments (other than those provided by Lessor) must receive Lessor's written consent prior to installation. Notwithstanding the above, during the Term of this Lease, (i) Lessor shall provide and Lessee shall have the right to display the Building standard signage on the door at the main entrance to the Leased Premises, on the Building Directory, and on the Lessor's ground mounted sign in front of the Building, and (ii) subject to Lessor's sole consent with respect to location, size, design and construction, Lessee shall have the right, at Lessee's sole expense, to place a lighted sign on the exterior of the Building. Lessor, at Lessee's expense, shall maintain and repair all exterior signage erected pursuant to this Paragraph. All signs erected by Lessee shall be removed by Lessee, at Lessee's expense, upon the termination of this Lease. Lessee shall also, at its expense, repair any damage to the Leased Premises and Building caused by the removal of any signs. This obligation shall survive a termination of this Lease. Lessee may use or incorporate its logo into any sign permitted hereunder, subject to Lessor's prior approval, said approval not to be unreasonably withheld.

     Notwithstanding the above, all signs and signage of Lessee shall be subject to approval by the City of Raleigh and shall not otherwise reduce or eliminate any exterior signage of Lessor for the

Building.

7.03 Repairs by Lessor.

     Unless otherwise expressly stipulated herein, Lessor shall not be required to make any improvements or repairs of any kind or character to the Leased Premises during the Term, except such repairs to Building standard improvements as may be deemed necessary by Lessor for normal maintenance operations, foundation, exterior walls (not including the interior of such exterior walls, interior of all perimeter doors), windows and plate glass, HVAC system and fixtures, conduit, piping and equipment located outside the Leased Premises above the ceiling, Building standard plumbing and electrical systems, fixtures, conduit, piping and equipment, subfloor, roof, and structural components of the Building. Non-Building standard leasehold improvements will, at Lessee's written request, be maintained by Lessor at Lessee's expense, at a cost or charge equal to the costs incurred in such maintenance plus an additional charge
of ten percent (10%).   Notwithstanding any provisions of this Lease to the
contrary, all repairs, alterations or additions to the base Building and its systems (as opposed to those involving only Lessee's leasehold improvements), and all repairs, alterations and additions to Lessee's non-Building standard leasehold improvements which affect the Building's structural components or major mechanical, electrical or plumbing systems, made by, for or on behalf of Lessee and any other tenants in the Building shall be made by Lessor or its contractor only, and, if on behalf of Lessee, shall be paid for by Lessee in an amount equal to Lessor's costs plus ten percent (10%). Lessor shall not be liable to Lessee, except as expressly provided in this Lease, for any damage or inconvenience, and Lessee shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Lessor under this Lease.

     Notwithstanding the above, the Lessee shall have the obligation hereunder to repair or replace any damage or injury done to the Building, Leased Premises, its leasehold improvements or any other part thereof caused by Lessee or Lessee's agents, contractors, employees, and invitees, specifically excepting ordinary wear and tear.

7.04 Repairs by Lessee.

     Lessee shall at all times during the term of this Lease, keep and maintain at its own cost and expense in good order, condition and repair the Leased Premises (including without limitation, all improvements, fixtures and equipment thereon), making all repairs and replacements as may be necessary to keep and maintain the Leased Premises in as good order and state of repair as it was at
the commencement of this Lease, ordinary wear and tear excepted.   Without in
any way diminishing the obligation of the Lessee set forth above, the Lessee's obligation hereunder shall include (but not be limited to) responsibility for the repair and maintenance of the floor and floor coverings; ceiling; interior walls; the interior portion of all exterior walls; lighting fixtures; doors (interior and exterior); non-building standard plumbing and electrical fixtures, conduit, piping and equipment located within the Leased Premises; and non-building standard HVAC fixtures, conduit, piping and equipment located within the Leased Premises. In addition, Lessee shall at, its sole cost and expense, install or construct any improvements, equipment and fixtures required by any governmental or regulatory authority or agency as a consequence of the Lessee's use and occupancy of the Leased Premises.

     All Lessee's repairs shall be completed promptly so as to avoid additional damage, deterioration or disrepair to the Leased Premises and in no event later than 15 days after the necessity for the same is known. Notwithstanding the above, the Lessee shall replace any damaged exterior glass within 48 hours of the occurrence of such damage.

     Lessee's obligations hereunder shall be to repair or replace any damage or injury done to the Building, Leased Premises, its leasehold improvements or any other part thereof caused by Lessee or Lessee's agents, contractors, employees, and invitees. If Lessee fails to make such repairs or replacements to the Leased Premises or its leasehold improvements promptly, Lessor may, at its option, make such repairs or replacements, and Lessee shall repay the cost thereof plus a charge of ten percent (10%) to the Lessor on demand. Any damage or injury to the Leased Premises or the Building and its systems (as opposed to those involving only Lessee's leasehold improvements) and any damage or injury to Lessee's leasehold improvements which affects the Building's structural components or major mechanical, electrical or plumbing systems caused by Lessee, its agents, contractors, employees, and invitees, shall be repaired or replaced by Lessor, but at Lessee's expense plus a charge of ten percent (10%).

7.05 Liability.

     Providing that causes of the damage are not directly or indirectly under the care, custody or control of Lessor, Lessor shall not be liable to Lessee for any damage caused to Lessee or its property due to the Leased Premises, Building or Common Areas (or any part or appurtenances thereof) being or becoming out of repair or arising from the failure of any utility service. Lessee shall promptly notify Lessor in writing of any defective condition in or about the Leased Premises, Building or Common Areas known to Lessee. Lessee shall promptly notify any applicable utility company of any interruption of its utility service to the Leased Premises, Building or Common Areas. So long as Lessor acts promptly and in good faith, there shall be no abatement or reduction of rent by reason of any defect or failure of utility service, nor shall such defect or interruption of service constitute either a constructive or partial eviction.


          ARTICLE 8 - CONDEMNATION, CASUALTY, INSURANCE AND INDEMNITY


8.01 Condemnation.

     If all or substantially all of the Leased Premises (so as to render the remainder unusable for the purposes contemplated by this Lease) is taken by virtue of eminent domain or for any public or quasi-public use or purpose or sold in contemplation of such taking or appropriation, then either party shall have the right, at its option, within sixty (60) days after said taking, to terminate this Lease upon 30 days written notice effective on the date the condemning authority takes possession. If only a part of the Leased Premises is so taken, this Lease shall, at the election of either party, either (i) terminate on the date the condemning authority takes possession by giving notice thereof to the other party within thirty (30) days after the date of such taking of possession or (ii) continue in full force and effect as to that part of the Leased Premises not so taken and Rent with respect to any portion of the Leased Premises taken or condemned shall be reduced or abated on a square footage basis. All proceeds payable from any taking or condemnation of all or any portion of the Leased Premises and the Building shall belong to and be paid to Lessor, and Lessee hereby expressly assigns to Lessor any and all right, title and interest of Lessee now or hereafter arising in and to any such awards. Lessee shall have no, and waives any, claim against Lessor and the Condemnor for the value of any unexpired term.

8.02 Damages from Certain Causes.

     Lessor shall not be liable or responsible to Lessee for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition order of governmental body or authority, or any cause beyond Lessor's control, or for any damage or inconvenience which may arise through repair or alteration of any part of the Building.

8.03 Fire Clause.

     In the event of a fire or other casualty in the Leased Premises, Lessee shall immediately give notice thereof to Lessor. If the Leased Premises or any portion of the Building is damaged by fire or other casualty, Lessor shall have the right to terminate this Lease or to repair the Leased Premises with reasonable dispatch, subject to delays resulting from adjustment of the loss and any other cause beyond Lessor's reasonable control; provided, Lessor shall not be required to repair or replace any furniture, furnishings or other personal property which Lessee may be entitled to remove from the Leased Premises or any installations in excess of Building standard. Until Lessor's repairs are completed the Rent shall be abated in proportion to the portions of the Leased Premises, if any, which are untenantable or unsuited for the conduct of Lessee's business. Notwithstanding anything contained in this Section, Lessor shall only be obligated to restore or rebuild the Leased Premises to a Building standard condition and Lessor shall not be required to expend more funds than the amount received by Lessor from the proceeds of any insurance carried by Lessor.

8.04 Lessee's Insurance Policies.

     Lessee shall, at its expense, maintain:

          (i) standard fire and extended coverage insurance and "all risk" endorsement, including, without limitation, vandalism and malicious mischief, on all of its personal property, including removable trade fixtures, furnishings and equipment located in the Leased Premises and on its non-Building standard leasehold improvements and all other additions and improvements (including fixtures) made by Lessee in an amount to equal to or greater than 100% of the replacement cost of the property and fixtures. As long as this Lease is in effect, the proceeds from any such insurance shall be held in trust to be used only for the repair or replacement of the improvements, fixtures and other property so insured. Lessee's above-referenced insurance shall also contain or provide for business interruption/extra expense coverage in amounts adequate to properly, appropriately and fully insure Lessee in such events and in no event in an amount less than twelve months rent as provided in Paragraphs 2.01(d), 4.01 and 4.02 above and Schedule I below.

          (ii) a policy or policies of contractual and comprehensive general liability insurance, including property damage, such insurance to afford minimum protection (which may be effected by primary and/or excess coverage) of not less than $1,000,000.00 for personal injury or death in any one occurrence, $2,000,000 aggregate for personal injury and of not less than $500,000.00 for property damage in any one occurrence, subject to
     no deductible liability covering the indemnities specified herein.   All
     insurance policies required to be maintained by Lessee shall (a) insure Lessor, Lessee, and any mortgagee, ground landlord or other person or persons having an insurable interest in the Building, as Lessor may designate (hereinafter called "additional designated insured") from and against all claims, demands, actions or liability for injury or death of any person, and for damage to property arising from or related to the use or occupancy of the Leased Premises or the operation of Lessee's business,
     (b) be issued by and binding upon solvent insurance companies licensed to conduct business in the State of North

     Carolina, (c) have all premiums fully paid on or before the due dates, (d) name Lessor as an additional insured, and (e) provide that they shall not be cancelable and/or the coverage thereunder shall not be reduced without at least ten (10) days advance written notice to Lessor. Such policy shall contain, but not be limited to, coverage for premises and operations, products and completed operations, blanket contractual, personal injury, operations, ownership, maintenance and use of owned (if any), non-owned (if any), or hired automobiles (if any), bodily injury and property damage. Lessee shall deliver to Lessor certified copies of all policies or certificates of insurance in a form satisfactory to Lessor not less than fifteen ( 15) days prior to the Commencement Date or the expiration of current policies. This coverage for the additional insured shall apply on a primary basis irrespective of any other insurance, whether collectible or not.

          (iii) a Workmen's Compensation insurance under the Workers Compensation laws of the State of North Carolina for all employee's of Lessee as may be required by the State of North Carolina with limits of no less than $100,000 each employee, $100,000 each accident, bodily injury or disease, and $500,000 policy limit bodily injury or disease.

          (iv) an "umbrella" or excess coverage liability insurance policy of not less than $2,000,000 in policy limits providing excess coverage over all limits and coverage set forth in sub-paragraphs (i), (ii) and (iii) above. This policy shall be written on an occurrence basis.

     All policies of insurance required hereby shall provide that the policies may not be changed or canceled without ten (10) days prior written notice to both Lessor and Lessee and shall be underwritten by insurers who have a general policyholders rating of not less than "A-VII" or "SECURE" as stated in the most current available A.M. Best Insurance Reports, who are licensed to do business in North Carolina.

     If Lessee should fail to either acquire the insurance required pursuant to this paragraph and to pay the premiums therefor or to deliver required certificates or policies to Lessor, Lessor may, in addition to any other rights and remedies available to Lessor, acquire such insurance and pay the requisite premiums therefor, which premiums shall be payable by Lessee to Lessor immediately upon demand.

     Should this Lease be canceled by reason of damage or destruction and Lessee thus relieved of its obligation to restore or rebuild the improvements on the premises, any insurance proceeds for damage to the premises, including all fixtures and leasehold improvements thereon (and excluding Lessee's trade fixtures, equipment and other personal property located on, in or about the Leased Premises), shall belong to Lessor, free and clear of any claims by Lessee.

8.05 Hold Harmless.

     Lessor shall not be liable to Lessee, its agents, servants, employees, contractors, customers or invitees, for any damage to person or property caused by any act, omission or neglect of Lessee, its agents, servants, employees, contractors, customers or invitees, including any claims which may be made for compensation or damages based upon exposure to or interference from electromagnetic rays and/or fields emanating from the Leased Premises, and Lessee agrees to indemnify and hold harmless Lessor and its partners, agents, directors, officers, and employees from all liability and claims for any such damage, including, without limitation, court costs, attorneys' fees and costs of investigation.

8.06 Waiver of Subrogation Rights.

     Anything in this Lease to the contrary notwithstanding, each party hereby waives to the extent that such waiver will not invalidate any insurance policy maintained by Lessor or Lessee nor increase any premiums thereon, any and all rights of recovery, claims, actions or causes of action, against the other, its agents, servants, partners, shareholders, officers and employees, for any loss or damage that may occur to the Leased Premises or the Building, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, and any other cause which is insured against under the terms of the standard fire and extended coverage insurance policies, to the extent that such loss or damage is recovered under said insurance policies, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, partners, shareholders, servants or employees, and covenants that no insurer shall hold any right of subrogation against such other party. If the respective insurers of Lessor do not permit such a waiver without an appropriate endorsement to such party's insurance policy, the parties covenant and agree to notify the insurers of the waiver set forth herein and to secure from each such insurer an appropriate endorsement to its respective insurance policy concerning such waiver.

8.07 Lessor's Insurance Policies.

     Lessor will maintain fire and extended coverage insurance and an "all risk" endorsement including, without limitation, vandalism and malicious mischief, on the Building, on all of its personal property, including fixtures, furnishings and equipment (to the extent insurable) located in the Leased Premises and leasehold improvements and all other additions and improvements (including fixtures) made by Lessor in an amount to equal to or greater than 100% of the replacement cost of the property and fixtures. If, as a result of any act or neglect of Lessee, its employees, representatives or visitors, or the manner in which business is conducted at the Leased Premises, the Lessor's fire and extended coverage insurance rate thereon shall be increased over the rate existing at the beginning of the term of this Lease, then Lessee shall pay upon demand to Lessor as additional insurance charge, a sum equal to any such increase.

     Lessor shall maintain: (i) a policy or policies of comprehensive general liability insurance, including property damage and auto liability, such insurance to afford minimum protection (which may be effected by primary and/or excess coverage) of not less than $1,000,000.00 for personal injury or death in any one occurrence, $2,000,000 aggregate for personal injury and of not less than $500,000.00 for property damage in any one occurrence and (ii) in the event the Lessor shall be required by the laws of the State of North Carolina, a Workmen's Compensation insurance under the Workers Compensation laws of the State of North Carolina for all employee's of Lessor as may be required by the State of North Carolina with limits of no less than $100,000 each employee, $100,000 each accident, bodily injury or disease, and $500,000 policy limit
bodily injury or disease.   Said policies shall be underwritten by insurers who
have a general policyholders rating of not less than "A-VII" or "SECURE" as stated in the most current available A.M. Best Insurance Reports, who are licensed to do business in North Carolina.


        ARTICLE 9 - LESSOR'S LIEN, DEFAULT, REMEDIES AND SUBORDINATION


9.01 Default by Lessee.

     9.01(a)  Events of Default.

     As used in this Lease, the term "Event of Default" shall mean any of the following:

     (a) Lessee shall fail to pay any rent or other sum payable hereunder for a period of 10 days after the same is due and such default continues for a period of 10 days after written notice has been delivered by Lessor to Lessee;
     (b) Lessee shall fail to observe, keep or perform any of the other terms, covenants, agreements or conditions contained herein or in the rules and regulations to be observed or performed by Lessee and such default continues for a period of 30 days after written notice by Lessor or beyond the time reasonably necessary for cure if such default is of a nature to require in excess of 30 days to remedy;
     (c) Lessee shall become bankrupt or insolvent or make a transfer in fraud of creditors, or make an assignment for the benefit of creditors, or take or have taken by or against Lessee any proceedings of any kind under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act and, in the event any such proceedings are involuntary, such involuntary proceedings are not dismissed within 60 days thereafter.
     (d) A receiver is appointed for a substantial part of the assets of Lessee.
     (e) This Lease or any property or interest of Lessee hereunder shall be levied upon by any attachment, execution, or repossession.
     (f) Lessee is a corporation and Lessee shall cease to exist as a corporation in good standing in the state of its incorporation;
     (g) The Lessor is unable to substantially complete or cause to be completed the Tenant Improvements on or before the Commencement Date hereof and Tenant causes said delay by its acts or omissions.

     9.01(b)  Lessee's Default.

     Upon the occurrence of any Event of Default by Lessee hereunder, Lessor, at its option upon written notice (or attempted notice) and without any further demand, and in addition to any other rights and remedies given hereunder or by law, (i) shall have the right to treat the occurrence of any one or more of the foregoing Events of Default as a breach of this Lease (provided, no such levy, execution, legal process or petition filed against Lessee shall constitute a breach of this Lease by Lessor) and (ii) with or without terminating this Lease, immediately or at any time thereafter, shall have the right, at its option, to elect any one or more of the following remedies:

(1) Lessor may demand that Lessee vacate the Leased Premises. Lessee shall vacate the Leased Premises within thirty days after receipt of notice to vacate from Lessor, whereupon Lessor shall have the right to re-enter and take possession the Leased Premises. No re-entry shall be considered or construed to be a forcible entry or a termination of this Lease.

(2) In the event the Lessor re-enters the Leased Premises (or upon Lessee's failure to remove its personal property from the premises after the expiration of the Lease Term), the Lessor may remove all persons, any and all personal property located in the Leased Premises and place such property in a public or private warehouse or elsewhere at the sole cost and expense of Lessee, all without service of legal notice or resort to legal process and without being deemed guilty of trespass or becoming liable for conversion or any loss or damage which may result thereby. Such repossession or removal shall in no way constitute or be deemed an acceptance of surrender of this Lease. Such warehouser shall have all rights and remedies provided by law against Lessee as the owner of such property. In addition, in the event that Lessee shall not immediately pay the cost of storage of such property after the same has been stored for a period of 30 days or more. Lessor may sell any or all thereof at a public or private sale in such manner and at such times and places as Lessor in its sole discretion may deem proper, without notice to or demand upon Lessee and apply the proceeds thereof to the costs of removal, storage and sale of the property and any other sums due Lessor from Lessee. Lessee waives all claims for damages that may be caused by Lessor re-entering the Leased Premises and removing, storing and/or selling the property as herein provided, and Lessee shall indemnify and hold Lessor free and harmless from and against any and all losses, costs and damages incurred by Lessor in re-entering the Leased Premises and removing, moving storing and selling said property, including without limitation, all costs of court and attorney's fees of Lessor occasioned thereby. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact with the rights and powers necessary in order to effectuate the provisions of this subparagraph. Such appointment shall be deemed coupled with an interest.

(iii) In the event the Lessor re-enters the Leased Premises or in the event Lessor takes possession pursuant to legal process or otherwise by law, Lessor may make such alterations, repairs and renovations as may be necessary in order to re-let the Leased Premises, and may then re-let the Leased Premises, or any part thereof, for such rent and upon such terms and conditions (including a longer term than the Term hereof) as the Lessor, in its sole discretion, shall deem necessary or desirable. If this Lease has not been terminated by Lessor, Lessee shall continue to promptly pay all Rent (Base Rent, Additional Rent or otherwise) and all other charges or obligations hereunder up to and including the date of beginning of payment of rent by any subsequent tenant of part or all the Leased Premises, and thereafter Lessee shall promptly pay during the remainder of the Term of this Lease the difference, if any, between the rent and other charges and obligations collected from any subsequent tenant or tenants and the Rent and other charges and obligations required of Lessee in this Lease. Lessee shall pay said Rent and other charges and obligations no less frequently than monthly and said payment by Lessee to Lessor shall be in addition to any other payment or obligation of Lessee to Lessor hereunder. In no event shall the Lessee be entitled to receive any excess of any rents or other charges and obligations collected by Lessor from any subsequent tenants over the rents and other charges and obligations required of Lessee hereunder.

(iv) In the alternative to (iii) above, Lessor may make such alterations, repairs and renovations as may be necessary in order to re-let the Leased Premises and then may accelerate and collect the present value (discounted at the rate of eight percent (8%) per annum) of the entire balance of the Rent (Base Rent, Additional Rent or otherwise) and other charges and obligations of and from the Lessee for the remainder of the Term less the present value (discounted at the same rate) of the fair market value of the Leased Premises for said period.

(v) In addition to any other remedies and damages otherwise set forth in this Paragraph 9.01(b), Lessor shall be entitled to recover as damages a sum of money equal to the total of (a) the cost of recovering and renovating the Leased Premises, including without limitation, attorneys' fees and costs of suit, costs of repossession, costs of removing and storing any property of the Lessee's, costs of renovating or repairing the Leased Premises, costs of re-letting the Leased Premises (including leasing commissions and advertising), (b) the unpaid Rent (Base Rent, Additional Rent or otherwise) earned at the time of termination, (c) the amount of any unamortized leasing commissions or any allowances or concessions previously made by Lessor to Lessee, (d) any other sum of money, and damages owed by Lessee to Lessor hereunder or otherwise and (e) interest on (a) (b) (c) and (d) above at a rate equal to the average of the prime rate of interest published from time to time and made available to the general public by the three (3) largest commercial banks in the marketplace, plus five percent (5%) or the highest rate allowed by applicable North Carolina law.

     The above stated remedies of Lessor shall be deemed to be in addition to, and not in lieu of, any rights or remedies Lessor may have in law or in equity. Lessor shall have the right, but not the obligation, to cause a receiver to be appointed in any action against Lessee to take possession of the premises and to collect the rents or profits derived therefrom. The appointment of such receiver shall not constitute an election on the part of Lessor to terminate this Lease unless notice of such intention is given to Lessee.

     Upon the occurrence of an Event of Default by Lessee, the Lessor may (but shall not be required to) terminate this Lease without notice or demand to vacate the Leased Premises. This Lease shall be deemed to have been terminated by Lessor only upon Lessor's written notice of termination. Upon such termination Lessor shall nevertheless remain entitled to recover from Lessee all sums provided for above as if this Lease were not terminated.

Upon any breach or default of this Lease be Lessee, regardless of whether that breach or default is or becomes an Event of Default hereunder, Lessor shall be reimbursed for any and all commercially reasonable expenses incurred by Lessor, including legal expenses and reasonable attorney's fees, in enforcing the terms and provisions hereof.

9.02 Non Waiver.

     The failure of Lessor to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive or be deemed a waiver of such default and Lessor shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or in equity. The waiver by Lessor or Lessee of any term, covenant, agreement or condition herein contained shall not be deemed to be a waiver of any other then existing or subsequent breach of the same or any other term, covenant, agreement or condition herein contained. Nor shall any custom or practice which may develop between the parties in the administration of the terms hereof be construed to waive or to lessen the right of the either party to insist upon the performance by the other in strict accordance with such terms. The subsequent acceptance of rent or any other sum of money or other performance hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, agreement or condition of this Lease other than the failure of Lessee to pay the particular rent or other sum so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent or other sum of performance.

9.03 Attorney's Fees.

     Should either party hereto institute any non-judicial action or any action or proceeding in court to enforce any provision hereof, exercise other rights, terminate this Lease, evict Lessee, remove Lessee's personal property or for damages by reason of any alleged breach of any provisions of this Lease or for any other judicial remedy, the prevailing party shall be entitled to receive from the non-prevailing party all actual reasonable attorneys' fees and all court costs in connection with said proceeding.

9.04 Subordination; Assignment; Estoppel Certificate.

     This Lease (and any renewal or extension thereof) is and shall be subject and subordinate to any and all ground or similar leases affecting the Building, and to all mortgages which may now or hereafter encumber or affect the Building and to all renewals, modifications, consolidations, replacements and extensions of any such leases and mortgages and may be assigned by Lessor as security for any present or future ground lease or mortgage. The provisions of this Section shall be self-operative and shall require no further consent or agreement by Lessee and no further instrument shall be necessary to effect such subordination. Lessee agrees, however, to execute and return any estoppel certificate, consent or agreement reasonably requested by any such lessor or mortgagee, or by Lessor, within ten (10) days after receipt of same evidencing the subordination of this Lease to or the assignment of this Lease as additional security for such ground lease, mortgage or deed of trust, including, without limitation, an estoppel certificate in the form attached hereto as Exhibit E. Lessee shall, at the request of Lessor or any mortgagee of Lessor secured by a lien on the Building or any lessor to Lessor under a ground Lease of the Building, furnish such mortgagee and/or lessor with written notice of any default or breach by Lessor at least sixty (60) days prior to the exercise by Lessee of any rights and/or remedies of Lessee hereunder arising out of such default or breach.

9.05  Attornment.

      If any ground or similar lease or mortgage is terminated or foreclosed, Lessee shall, upon request, attorn to the lessor under such lease or the mortgagee or purchaser at such foreclosure sale, as the case may be, and execute instrument(s) confirming such attornment. In the event of such a termination or foreclosure and upon Lessee's attornment as aforesaid, Lessee will automatically become the tenant of the successor to Lessor's interest without change in the terms or provisions of this Lease; provided, such successor to Lessor's interest shall not be bound by (i) any payment of rent for more than one month in advance except prepayments for security deposits, if any, or (ii) any amendments or modifications of this Lease made without the prior written consent of such lessor or mortgagee.


                     ARTICLE 10 - ASSIGNMENT AND SUBLEASE


10.01 Assignment or Sublease.

      Lessee shall not, voluntarily, by operation of law, or otherwise, assign, transfer, mortgage, pledge, or encumber this Lease or sublease the Leased Premises or any part thereof, or allow any person other than Lessee, its employees, agents, servants and invitees, to occupy or use the Leased Premises or any portion thereof, without the express prior written consent of Lessor, such consent not to be unreasonably withheld, conditioned or delayed, and any attempt to do any of the foregoing without such written consent shall be null and void and shall constitute a default under this Lease. Lessor's consent to any assignment or sublease hereunder does not constitute a waiver of its right to consent to any further assignment or sublease. An assignment, with or without the express consent of the Lessor, shall not release the Lessee from its obligations pursuant to this Lease. If Lessee desires to assign this Lease or sublet the Leased Premises or any part thereof, Lessee shall give Lessor written notice of such desire at least fifteen (15) days in advance of the date on which
Lessee desires to make such assignment or sublease.   Lessor shall then have a
period of ten (10) days following receipt of such notice within which to notify Lessee in writing that Lessor elects (a) to permit Lessee to assign this Lease or sublet such space (provided, however, if the rent agreed upon between Lessee and sub-lessee is greater than the Monthly Base Rent that Lessee must pay Lessor, fifty percent (50%) of such excess rent (less applicable expenses attributable to sub-leasing the Leased Premises) shall be deemed additional rent owed by Lessee and payable to Lessor in the same manner that Lessee pays the Rent hereunder), or (b) to refuse to consent to Lessee's assignment or subleasing such space and to continue this Lease in full force and effect as to the entire Leased Premises. If Lessor should fail to notify Lessee in writing of such election within the ten (10) day period, Lessor shall be deemed to have elected option (b) above. In the event (and only in the event) the Lessor consents to an assignment by Lessee pursuant to this Paragraph, Lessee agrees to pay Lessor's actual reasonable attorney's fees associated with Lessor's review and documentation of any requested assignment or sublease hereunder regardless of whether Lessor consents to any such assignment or sublease. The acquisition of a controlling interest in the common stock of Lessee by a credit-worthy third-party shall not require the consent of Lessor. The acquisition of the all or a material portion of the assets of Lessee by a credit-worthy third-party shall not require the consent of Lessor, provided the third-party assumes all the obligations of Lessee pursuant to this Lease and agree to be bound by the terms and conditions hereof in writing. A merger of the Lessee with a credit-worthy third-party with the Lessee being the surviving entity shall not require the consent of the Lessor. A merger of the Lessee with a credit-worthy third-party with the third-party being the surviving entity shall not require the consent of the Lessor, provided the third-party assumes all the obligations of Lessee pursuant to this Lease and agree to be bound by the terms and conditions hereof in writing.

      In addition, the following shall apply to any such consensual assignment or subletting by Lessee:

      (a) Lessee shall give Lessor prior written notice of its intent to do so at least fifteen (15) days prior to such assignment or subletting,
      (b) That said assignment or subletting shall not materially and detrimentally affect the likelihood of performance of the terms of this Lease,
      (c) That Lessee shall remain responsible to Lessor for the performance of the terms of this Lease during the period of any assignment or sublease.

      Each of the following items, which list is not exclusive, shall be considered to have a material and detrimental effect on the performance of the terms of this Lease thereby preventing an assignment or sublease of the Leased Premises by Lessee:

      (a) Incompatibility of the proposed use with others within the Building or Project;
      (b)  Financial inadequacy of the proposed sub-lessee or assignee;
      (c) A proposed use or user which would cause a diminution in the reputation of the Building or Project or the other business located therein.

10.02 Assignment by Lessor.

      Lessor shall have the right to transfer and assign, in whole or in part, this Lease, all its rights and obligations hereunder and in the Building and all other property referred to herein. In such event and upon such transfer, such transferee shall have the benefit of, and be subject to, the terms and provisions of this Lease and no further liability or obligation shall thereafter accrue against Lessor under this Lease.


                    ARTICLE 11 - NOTICES AND MISCELLANEOUS

11.01 Notices.

      Except as otherwise provided in this Lease, all notices, demands, communications and requests

(herein "notices") required and given pursuant to the terms and provisions of this Lease shall be in writing. Said notice shall be delivered to the respective party(ies) (or their representatives) at the address set forth below or at such other address as the party may hereafter designate in writing. The notice shall be delivered by one of the following means: (i) hand delivered to the respective party, (ii) sent to said party by certified letter, postage prepaid, properly addressed, return receipt requested, or (iii) sent to said party by overnight courier service (such as Federal Express or UPS).

      Notices which Lessor or Lessee are required or desire to give the other hereunder shall be deemed to have been properly given for all purposes if (i) delivered against a written receipt of delivery, (ii) mailed by express, registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day delivery, to its addressee at such party's address as set forth above. Each such notice shall be deemed to have been received upon (i) actual receipt or refusal by the addressee or (ii) deposit thereof at any main or branch United States post office if sent in accordance with section (ii) above, or (iii) deposit thereof with the courier if sent pursuant to section (iii) above. The parties shall notify the other of any change in address, which notification must be at least fifteen (15) days in advance of it being effective.

      Notices may be given on behalf of any party by such party's legal counsel.

11.02 Miscellaneous.

      (a) Lessee shall pay all personal property taxes upon or measured by or reasonably attributable to the cost or value of Lessee's equipment, furniture, fixtures and other personal property located in the Leased Premises.

      (b) Except as specifically permitted pursuant to Paragraph 7.02, Lessee shall not, without prior approval of Lessor, (i) permit the painting or display of any sign, placard, lettering or advertising material of any kind on or near the exterior of the Leased Premises, or in the interior thereof that will be visible from the exterior, nor (ii) permit the use of any advertising media or device (such as sound production devices or moving or excessively bright lights) which shall be visible or audible from the exterior of the Leased Premises.

      (c) Lessee shall pay when due all Federal, State, County and City taxes of any kind as assessed as a result of the operation of his business including, but not limited to: income taxes, use taxes, sales taxes, payroll taxes, personal property taxes, excise taxes, etc., whether in effect now or in the future.

      (d) Subject to the provisions of Article 9 above, all furnishings and equipment in the Leased Premises, which are supplied and installed at the sole expense of Lessee, shall remain Lessee's property. Lessee shall remove these items before termination of this Lease, provided:

      (i)   Lessee is not in default hereunder at the time of termination,
      (ii) Removal of the item can be accomplished without major damage to the Leased Premises, and
      (iii) Unless otherwise previously agreed to in writing by the parties, Lessee immediately repairs or reimburses Lessor for the cost of repairing all resulting damage or defacement.

      In the event any of the above conditions are not, or cannot be, satisfied, then the Lessee shall leave said furnishings and equipment in the Leased Premises at the time Lessee vacates and the same shall thereafter be the Lessor's property.

     (e) Nothing in this Lease shall be deemed to constitute or be construed to create the relationship of principal and agent, partnership, joint venturers, or any other relationship between the parties hereto, other than Lessor and Lessee.

     (f) Lessor has obtained financing and intends to obtain further financing for the Building, or any portions thereof, and the operation thereof, secured by mortgages or deeds of trust encumbering the Building. Lessor may also elect to enter into a ground lease of the Building. If any mortgage lender should require as a condition to such financing or pursuant to rights of approval set forth in the mortgage or deed of trust encumbering the building or if any ground lessee should require as a condition to such ground lease or pursuant to rights of approval set forth therein any modification of the terms or conditions of this Lease, Lessee agrees to execute such modification or amendment provided that such modifications or amendments do not increase the obligation of the Lessee hereunder, extend or reduce the term, or adversely affect to any substantial extent the leasehold interest hereby created. Further, if Lessor is unable to obtain said financing except by modifying the terms and provisions of this Lease, and Lessee refuses to agree to such modification, Lessor shall have the right prior to or after occupancy by Lessee of the Leased Premises to cancel this Lease if Lessee refused to approve in writing any such modification within thirty (30) days after Lessor's request thereof; except that this Lease may not be canceled for failure of Lessee to approve any modification of the Leased Premises, Lease Term, Base Rent, and other charges. Subject to the foregoing, Lessee agrees, not later than ten (10) days after demand, and without cost, to execute such instruments that may be required by Lessor's lender. If such right to cancel is exercised, neither party shall have any further obligation or liability hereunder.

     (g) Lessee shall defend, indemnify and hold harmless the Lessor, its employees, principals and agents, from and against any and all costs, losses, expenses, liabilities, damages, settlements and claims for damages (including reasonable attorney's fees and costs of defending any action), suffered, incurred or arising from or as a result of (a) injury to or death of person(s), or damage to or destruction of property, occurring on the Leased Premises from any cause whatsoever, (b) the actual or alleged negligence or willful act or omissions of the Lessee or any subtenant of the Lessee, their respective employees, agents or contractors, regardless of where such negligence, acts or omissions occurred, (c) the Lessee's use of the Leased Premises or its operations therein, and (d) the breach by Lessee of any of the terms of this Lease or Lessee's failure to perform any of its obligations hereunder. The foregoing indemnity shall in no way be deemed released, waived, modified or limited in any respect by reason of any insurance, or surety bond furnished by any contractor of Lessee.

     (h) This Lease shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of Lessor, and shall be binding upon and inure to the benefit of Lessee, its legal representatives and successors, and, to the extent assignment may be approved by Lessor hereunder, Lessee's assigns. Pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other.

     (i) All rights and remedies of Lessor under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law. This Lease is declared to be a North Carolina contract, and all of the terms thereof shall be construed according to the laws of the State of North Carolina.

     (j) This Lease may not be altered changed or amended, except by an instrument in writing executed by all parties hereto. Further, the terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party is the "Lessor" or the "Lessee" hereunder or such party or its counsel is the draftsman of this Lease.

     (k) The terms and provisions of all Exhibits described herein and attached hereto are hereby made a part hereof for all purposes; provided, however, that, unless otherwise expressly stated, in the event of a conflict between the terms of this Lease and the terms of an Exhibit attached hereto, the terms of this Lease shall control.

     (l) Lessee is a corporation, Lessee warrants that the corporation exists in good standing in North Carolina, all consents and approvals required of third parties (including, without limitation, its Board of Directors, shareholders or other parties) for the execution, delivery and performance of this Lease have been obtained and that Lessee has the right and authority to enter into and perform its covenants contained in this Lease.

     (m) If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

     (n) If applicable in the jurisdiction where the Leased Premises are situated, Lessee shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Lessor by Lessee under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent upon which the tax is based as set forth above.

     (o) Lessor and Lessee each agrees not to handle, store or dispose of any hazardous or toxic waste or substance at the Project which is prohibited by any federal, state, or local statutes, ordinances or regulations. Lessor and Lessee each hereby covenants to indemnify and hold the other party, its successors and assigns, harmless from any loss, damage, claims, costs, liabilities or cleanup costs arising out of Lessor's or Lessee's, as the case may be, use, handling, storage or disposal of any such hazardous or toxic wastes or substances at the Project.

     (p) "Square feet" or "square foot" as used in this Lease includes the area contained within the space occupied by Lessee together with a common area percentage factor of Lessee's space proportionate to the total Building area.

     (q) With the exception of Anthony & Company representing the Lessee and York Properties representing the Lessor, Lessor and Lessee each hereby represent and warrant to the other that they have not employed any other agents, brokers or other parties in connection with this Lease, and each agrees that it shall hold the other harmless from and against any and all claims of all other agents, brokers or other parties claiming by, through or under the respective indemnifying party.

     (r) Lessee understands and agrees that the Property Manager for the Building is the agent of Lessor and is acting at all times in the best interest of Lessor. Any and all information pertaining to this Lease that is received by the Property Manager shall be treated as though received directly by Lessor.

     (s) This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

     (t) TIME IS OF THE ESSENCE with regard to the performance of all duties, obligations and conditions set forth herein by the Lessee. This provision may be waived solely by agreement of Lessor in writing; said agreement being solely in the discretion of the Lessor.

     (u) Submission of this Lease to Lessee for review or signature does not constitute a reservation of space or an option to lease. This Lease is not effective until full execution hereof (and proper authorization thereof) by both parties and delivery of an executed original of same to each party.

     (v) The Lessee represents and warrants to Lessor that, as of the date of this Lease, the financial statements of Lessee, if any, provided to Lessor prior to or simultaneous with the execution hereof accurately represent the financial condition of Lessee as of the dates and periods indicated therein, are true and do not contain any material misrepresentation or omission of any material fact necessary for said financial statements to be accurate and comprehensive with regard to Lessee's financial condition. In the event there is any material change in Lessee's financial condition, Lessee shall promptly notify the Lessor in writing of same. Failure by Lessee to comply with the terms of this notification shall constitute an event of default hereunder. The parties further acknowledge that Lessor is relying on Lessee's performance and satisfaction of the terms of this provision.

     Lessor hereby agrees that all financial information provided by Lessee pursuant to this Paragraph (i) is proprietary and confidential in nature, (ii) is provided in the strictest confidence, (iii) is furnished solely for the purpose of determining Lessee's ability to perform pursuant to this Lease, (iv) shall be held at all times solely for that purpose and in the strictest confidence, (v) would not have been provided or disclosed to Lessor but for the expectation that the Lessor will fully comply herewith and use its best and fullest efforts to ensure that this confidential financial information is not disclosed or disseminated in violation hereof, (vi) shall not be used in any other manner or for any other purpose and (vii) shall not be used for the benefit of itself or others. Further, any financial information furnished by Lessee to Lessor pursuant hereto (i) shall be kept after the date of this Lease in a sealed envelope by Lessor's attorney, (ii) shall remain in said sealed envelope and opened only in the event the Lessee defaults in its performance of the terms and conditions hereof and Lessee fails to cure said default within the respective cure period provided in this Lease.

     (w) If a dispute under this Lease is not resolved by the parties within any applicable grace period or time to cure provided, either party may give written notice to the other of its desire to arbitrate the dispute , in which event the dispute shall be settled by binding arbitration by the American Arbitration Association in accord with its then prevailing rules. The arbitration shall be held in Raleigh, North Carolina. Judgement upon the arbitration award may be entered in any court having jurisdiction. The arbitrators shall have no power to change the Lease provisions. Both parties shall continue performing their Lease obligations pending the award in the arbitration proceeding. The arbitrators shall award the prevailing party reasonable expenses and costs, including attorney's fees, plus interest on the amount due at the rate of eight
(8) percent per annum.

     The losing party shall pay to the prevailing party the amount of the final arbitration award. If payment is not made within ten (10) days after the date of the award, then, in addition to any remedies under the law, the failure to pay the award shall be deemed default hereunder.

     (x) In the event the Lessor or Lessee shall be delayed, hindered or prevented from the performance of any act required under this Lease (other than the payment of money) by reason of acts of God, governmental restrictions, scarcity of labor or materials, strikes, or any other reasons beyond its reasonable control, the performance of the act shall be excused for the period of delay, and the period for the performance of the act shall be extended for the period necessary to complete performance after the end of the period of the delay.

          ARTICLE 12 - ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES


12.01 Entire agreement and limitation of warranties.

      Lessee agrees that this Lease and the exhibits attached hereto constitute the entire agreement of the parties and all prior correspondence, memoranda, agreements and understandings (written and oral) are merged into and superseded by this Lease and there are and were no verbal representations, warranties, understandings, stipulations, agreements or promises made by lessor in connection with this Lease. Lessee further agrees that there are no, and lessee expressly waives any and all warranties which extend beyond those expressly set forth in this Lease or implied warranties of merchantability, habitability, fitness for a particular purpose or of any other kind arising out of this Lease.

  -------  The remainder of this page is left blank intentionally.  -------

IN TESTIMONY WHEREOF, the parties hereto have appropriately executed this Lease, pursuant to duly authorized and binding action of the respective party, as of the date aforesaid.


LESSOR:             LMC INVESTMENTS. LLC, a N.C. limited liability company
                    By: Tillett Development Company, Inc., its Manager

                    By:  /s/ Eric Tillett
                       -------------------------------------------------
                           Print Name   ERIC TILLETT
                                      ----------------------------------
                           Title        PRESIDENT
                                      ----------------------------------

                    Attest: /s/ Thomas A Beebe
                           ---------------------------------------------
                           Print Name   THOMAS A. BEEBE
                                      ----------------------------------
                           Title        SECRETARY
                                      ----------------------------------

                         (SEAL)


                         JOHN P. MCCONNELL

                         /s/ John P McConnell
                         -----------------------------------------------


LESSEE:             HAHT SOFTWARE, INC.
(if corporate)      a N.C. corporation

                    By: /s/ Rowland Archer
                       -------------------------------------------------
                           Print Name   ROWLAND ARCHER
                                      ----------------------------------
                           Title        President, CEO
                                      ----------------------------------

                    Attest: /s/ Lana Michelizzi
                           ---------------------------------------------
                           Print Name LANA MICHELIZZI
                                      ----------------------------------
                           Title      Operations Manager
                                      ----------------------------------

                    (SEAL)



STATE OF NORTH CAROLINA

COUNTY OF WAKE

     I, SHERRI COLLETTI, a Notary Public do hereby certify that John P. McConnell personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

     This the 6 day of May, 1999.


(SEAL)                                            /s/ Sherri Colletti
                                                  -----------------------------
                                                  Notary Public

My Commission Expires: March 10, 2002

STATE OF NORTH CAROLINA

COUNTY OF WAKE

     I, Valerie Ann Stull, a Notary Public do hereby certify that Joseph Nick Riehle personally appeared before me this day and acknowledged that [x] he is the Corp. Secretary of HAHT Software, Inc., a North Carolina corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its Corp. President, sealed with its corporate seal and attested by N.JC as its Corp. Secretary.

     This the 4th day of May, 1999.


(SEAL)                                       /s/ Valerie Ann Stull
                                             ----------------------------
                                             Notary Public

My Commission Expires:   November 29, 2002



STATE OF NORTH CAROLINA

COUNTY OF WAKE

     I, SHERRI COLLETTI, a Notary Public do hereby certify that THOMAS A. BEEBE personally appeared before me this day and acknowledged that __ he is the _____ Secretary of Tillett Development Company, Inc., a North Carolina Corporation, Manager of LMC Investments, LLC, a North Carolina limited liability company, and that by authority duly given and as the act of the corporation as Manager of LMC Investments, LLC, the foregoing instrument was signed in its name by its _____ President, sealed with its corporate seal and attested by him as its _____ Secretary for and as the act of LMC Investments, LLC.

     This the 4 day of May, 1999.


(SEAL)                                            /s/ Sherri Colletti
                                                  ---------------------------
                                                  Notary Public

My Commission Expires:  March 4, 1999

                                  EXHIBIT A-1

                                 FLOOR PLAN(S)
                                 (Page 1 of 2)



Please refer to Page 2 of 2 of this Exhibit for a general description of the area comprising the Leased Premises (outlined in red).







Occupied Square Feet:                             43,908 sq. ft.
Common Area Percentage Factor:                        -0- %
Square Feet Area of Leased Premises:              43,908 sq. ft.

                                  EXHIBIT A-2

                                   THE LAND
                                 (Page 1 of 2)



     Being Phase I (and Phase I only) of that certain parcel of land, containing
11.8568 acres of land and is more particularly described on that survey entitled "Property of Charter Medical Corp.; City of Raleigh, Wake County, North Carolina," dated March, 1982, and prepared by Murphy & Associates, Registered Land Surveyors (M&A Map File C 3-B, Sheet 057), to which survey reference is hereby made. Phase I is shown on Page 2 of 2 of this Exhibit outlined in red.